Return To:	David Rodli Law Offices P.O. Box 2190 Missoula, MT 59806

PARTIAL ASSIGNMENT OF AMENDED MINING LEASE
AND ACKNOWLEDGMENT

          KNOW ALL MEN BY THESE PRESENTS, that for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, COMMONWEALTH RESOURCES, LLC, a limited liability company organized and existing under the laws of the State of Montana, whose mailing address is 619 S.W. Higgins, Ave., Suite "0", Missoula, Montana 59803, hereinafter referred to as "Assignor", hereby assigns to GRANT HARTFORD CORPORATION, a corporation organized and existing under the laws of the State of Montana, whose mailing address is 619S.W.Higgins Ave., Suite "0", Missoula, Montana 59803, hereinafter referred to as "Assignee", the rights of Assignor enumerated below, and only those rights, in and to that certain Amended Mining Lease dated February 20, 2009 by and between River Terrace Estates, Inc., as Lessor and Commonwealth Resources, L.L.C. and pertaining to the following described patented mining claim situated in Granite County, Montana, and more particularly described as follows:

Free Coin Quartz Lode, Mineral Survey No. 4652, Patent No. 28062, containing 13.86 acres, more or less The specific rights being assigned hereby are as follows:

1.	All leasehold rights and their attendant obligations enumerated in the subject Amended Mining Lease; and

2.

The right to receive, at no additional cost and pursuant to and consistent with the terms of that certain Option Agreement between Assignor and Assignee executed on or about June 15, 2007, and as amended on or about January 24, 2008, the conveyance of the mineral rights (but not the surface rights) to be acquired by exercise of the purchase option under the terms of the said Amended Mining Lease.

Assignor specifically reserves the surface rights in and to the subject mining

Partial Assignment of Amended Mining Lease And Acknowledgment
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claim upon conveyance of said claim upon the exercise of the purchase option contained in said Amended Mining Lease.

          DATED this 20th day of February, 2009.

COMMONWEALTH RESOURCES, LLC:

By:/s/Aaron L. Charlton
    Aaron L. Charlton, Manager

STATE OF MONTANA   )
                                          : ss.
County of Missoula             )

          On this 20th day of February, 2009, before the undersigned Notary Public for the State of Montana, personally appeared Aaron L. Charlton, known or proven to me to be the President of River Terrace Estates, Inc. and acknowledged to me that he executed the within instrument in his representative capacity on behalf of said Corporation and with full authority so to do.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year hereinabove first written.

(NOTARIAL SEAL)	/s/David Rodli David Rodli Notary Public for the State of Montana Residing at Missoula, Montana My Commission expires May 7, 2010

ACKNOWLEDGMENT

          GRANT HARTFORD CORPORATION hereby acknowledges the assignment set forth above and hereby accepts said assignment according to its terms and covenants fully to perform all of the obligations of LESSEE thereunder.

Partial Assignment of Amended Mining Lease And Acknowledgment
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          DATED this 20th day of February, 2009.

GRANT HARTFORD CORPORATION:

By:/s/Eric Sauve
    Eric Sauve, President

STATE OF MONTANA   )
                                          : ss.
County of Missoula             )

          On this 20th day of February, 2009, before the undersigned Notary Public for the State of Montana, personally appeared Aaron L. Charlton, known or proven to me to be the President of River Terrace Estates, Inc. and acknowledged to me that he executed the within instrument in his representative capacity on behalf of said Corporation and with full authority so to do.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year hereinabove first written.

(NOTARIAL SEAL)	/s/David Rodli David Rodli Notary Public for the State of Montana Residing at Missoula, Montana My Commission expires May 7, 2010

Partial Assignment of Amended Mining Lease And Acknowledgment
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